CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (“Registration Statement”) of DWS Advisor Funds, Cash Reserve Fund, Inc. and DWS Tax-Free Money Fund of our reports dated February 24, 2006, May 18, 2006 and July 21, 2006, respectively, relating to the financial statements and financial highlights which appear in the December 31, 2005, March 31, 2006 and May 31, 2006 Annual Reports to Shareholders of Tax Free Money Fund Investment, Cash Reserve Fund, Inc. and DWS Tax-Free Money Fund, respectively, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firms”, and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties” in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Financial Statements” included in Form N-1A of Tax Free Money Fund Investment, Cash Reserve Fund, Inc. and DWS Tax-Free Money Fund dated May 1, 2006, August 1, 2006 and October 1, 2006, respectively, which is incorporated by reference into such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

November 1, 2006